Exhibit 99.1

Alico Weathers Hurricane Irma and Pledges $250,000 for Local Relief Efforts

Fort Myers, FL, September 12, 2017 — Alico, Inc. (the “Company”) (NASDAQ:ALCO), a holding company with assets and related operations in agriculture and natural resources, made the following announcement:

Florida and Alico have weathered many storms.

Last week, Alico aggressively prepared its properties to minimize possible damage from Hurricane Irma.

The impact of Hurricane Irma to Alico remains uncertain at this time:

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Once local roads are traversable, more employees will be able to return to work and help the Company complete its property assessments; however, initial inspections indicate that nearly all of Alico’s buildings and structures remain intact with limited apparent structural damage.

•	Cursory inspections yesterday indicate that substantially all of our trees remain intact.

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There appears to be significant drop of fruit that has fallen from the trees, but the magnitude of this drop needs to be formally calculated by our staff and our insurance companies over the next few weeks.

Alico regards itself as fortunate because its efficient preparations, dedicated workforce and experienced management limited the damage to our properties. The Company would like to help its neighbors who were also affected by Hurricane Irma recover more quickly by pledging $250,000 to local relief organizations.

About Alico

Alico is a holding company with assets and related operations in agriculture and natural resources. In addition to its citrus operations, Alico is currently invested in cattle ranching, water management, mining and other natural resources. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226-2000
jkiernan@alicoinc.com